SECURITIES ESCROW AGREEMENT

SECURITIES ESCROW AGREEMENT, dated as of __________, 2011 (“Agreement”) by and among Prime Acquisition Corp., a Cayman Islands exempted company (“Company”), the undersigned parties listed as Initial Shareholders on the signature page hereto (collectively, the “Initial Shareholders”) and American Stock Transfer & Trust Company as escrow agent (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated _________, 2011 (“Underwriting Agreement”) with Chardan Capital Markets, LLC (“Chardan”), as representative  of the underwriters named therein (collectively, the “Underwriters”) in connection with a public offering (the “Public Offering”) by the Company of Units (as hereafter defined), pursuant to which, among other matters, the Underwriters have agreed to purchase up to [●] units (“Units”) of the Company, each consisting of one ordinary share of the Company, par value $0.001 per share (the “Ordinary Shares”), and one-half of a Warrant (a “Warrant”). Each full Warrant evidences the right of the holder thereof to purchase one Ordinary Share for $7.50, subject to adjustment, as described in the Warrant Agreement dated as of __________, 2011 by and between the Company and American Stock Transfer & Trust Company as Warrant Agent; and

WHEREAS, pursuant to the Placement Warrant Purchase Agreement, dated as of ____________, 2011, among the Company and certain purchasers, the Company has issued 1,092,533 full warrants to purchase Ordinary Shares in a private placement that will occur immediately prior to the IPO (the “Private Placement”); and

WHEREAS, the Initial Shareholders have agreed, as a condition of the Underwriters’ obligation to purchase the Units pursuant to the Underwriting Agreement and to offer them to the public, to deposit all of the Units (and the Ordinary Shares and Warrants included in the Units) owned by them prior to the consummation of the Public Offering and the Private Placement, which amounts are set forth opposite their respective names in Schedule A attached hereto (collectively “Escrow Securities”; provided, however, that if Chardan does not exercise the over-allotment option in full, such lesser amount as remains after the cancellation of shares held in escrow pursuant to Section 3.1), in escrow as hereinafter provided; and

WHEREAS, the Company and the Initial Shareholders desire that the Escrow Agent accept the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided.

NOW, THEREFORE, IT IS AGREED:

1.           Appointment of Escrow Agent.  The Company and the Initial Shareholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2.           Deposit of Escrow Securities.  Prior to the date of the consummation of the Private Placement and the Public Offering, each of the Initial Shareholders shall deliver to the Escrow Agent certificates representing his or her respective Escrow Securities to be held and disbursed subject to the terms and conditions of this Agreement.  Each Initial Shareholder acknowledges and agrees that the certificates representing his or her Escrow Securities will be legended to reflect the deposit of such Escrow Securities under this Agreement.

3.           Disbursement of the Escrow Securities.

3.1.           The Escrow Securities.  The Escrow Agent shall hold fifty percent (50%) of the Escrow Securities, as set forth in Schedule A, until it receives a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company stating that date which is nine (9) months after the date on which the Company consummates its initial Business Combination (as hereinafter defined) has occurred (the “First Escrow Period”).  The Escrow Agent shall hold the remaining fifty percent (50%) of the Escrow Securities, as set forth in Schedule A, until it receives a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company stating that the date which is one (1) year after the date on which the Company consummates its initial Business Combination (the “Second Escrow Period”) has occurred (the “Second Escrow Securities”).  Following the termination of either the First Escrow Period or the Second Escrow Period (as applicable), the Escrow Agent shall, upon written instructions from each Initial Shareholder, disburse each of the Initial Shareholder’s Escrow Securities to such Initial Shareholder; provided however, that if, after the Company consummates a Business Combination, it (or the surviving entity) subsequently consummates a liquidation, merger, share exchange or other similar transaction which results in all of its Shareholders of such entity having the right to exchange their Ordinary Shares for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, in form reasonably acceptable to the Escrow Agent, stating that such transaction is then being consummated, release the Escrow Securities to the Initial Shareholders immediately prior to the consummation of such transaction so that they can similarly participate; provided further, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the applicable Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities; and provided further, that if the Escrow Agent is notified by the Company that Chardan did not exercise its overallotment option (as further described in the Registration Statement) or exercised it in part, an amount such that the remaining Ordinary Shares included in the Escrow Securities shall not exceed 25.4% of the outstanding Ordinary Shares post-Public Offering (but in no event more than 204,000 Escrow Securities) shall be forfeited by the Initial Shareholders and cancelled by the Company and the Escrow Agent shall promptly destroy the certificates representing such Escrow Securities. For purposes of this Agreement, (i) a “Business Combination” shall mean an acquisition by a stock exchange, asset acquisition or other similar business combination, or controlling, through contractual arrangements, of one or more target businesses having a fair market value of at least 80% of the Company’s net assets at the time of such acquisition.

3.2.           Company Covenants.  The Company hereby covenants and agrees to (i) cause its officers to act in good faith regarding the release of the Escrow Securities pursuant to Section 3.1, and (ii) to promptly release the Escrow Securities after the end of the First Escrow Period and the Second Escrow Period.

3.3.           Duties.  The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

4.           Rights of Initial Shareholders in Escrow Securities.

4.1.           Voting Rights as a Shareholder.  Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, the Initial Shareholders shall retain all of their rights as Shareholders of the Company during the Escrow Period, including, without limitation, the right to vote such shares.

4.2.           Dividends and Other Distributions in Respect of the Escrow Securities.  During the Escrow Period, all dividends payable in cash with respect to the Escrow Securities shall be paid to the Initial Shareholders, but all dividends payable in share or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof.  As used herein, the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3.           Restrictions on Transfer.  During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Securities except (i) by gift to a member of an Initial Shareholder’s immediate family or to a trust or other entity, the beneficiary of which is an Initial Shareholder or a member of an Initial Shareholder’s immediate family, (ii) by virtue of the laws of descent and distribution upon death of any Initial Shareholder, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Initial Shareholder transferring the Escrow Securities.  During the Escrow Period, no Initial Shareholder shall pledge or grant a security interest in his, her or its Escrow Securities or grant a security interest in his, her or its rights under this Agreement.

4.4.           Insider Letters.  Each of the Initial Shareholders has executed a letter agreement with Chardan and the Company, dated as indicated on Schedule A hereto (“Insider Letter”), and which is filed as an exhibit to the Company’s Registration Statement on Form F-1, Registration No. 333-[___] with respect to the Units to be issued in the Public Offering (the “Registration Statement”), respecting the rights and obligations of such Initial Shareholder in certain events, including but not limited to the liquidation of the Company.

5.           Concerning the Escrow Agent.

5.1.           Good Faith Reliance.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.  The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2.           Indemnification.  The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent.  Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing.  In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered.  The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3.           Compensation.  The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder, as set forth on Exhibit A hereto.  The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4.           Further Assurances.  From time to time on and after the date hereof, the Company and the Initial Shareholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5.           Resignation.  The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided.  Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company and approved by Chardan and the Initial Shareholders, the Escrow Securities held hereunder.  If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it deems appropriate.

5.6.           Discharge of Escrow Agent.  The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Company and a majority of the Initial Shareholders, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7.           Liability.  Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6.           Miscellaneous.

6.1.           Governing Law.  This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.  Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York (each, a “New York court”), and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.2.           Third-Party Beneficiaries.  Each of the Initial Shareholders hereby acknowledges that Chardan is a third-party beneficiary of this Agreement and this Agreement may not be modified or changed without the prior written consent of Chardan.

6.3.           Amendment.  This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by Escrow Agent and holders of 65% or more of the Escrow Securities, and with the consent of the holders of [90%] of the Ordinary Shares sold in the Public Offering (the “IPO Shares”), it being the specific intention of the parties hereto that each holder of an IPO Share is and shall be a third-party beneficiary of this Section 6.3 with the same right and power to enforce this Section 6.3 as any of the parties hereto.  For purposes of this Section 6.3, the “consent of the holders of [90%] of the IPO Shares” shall mean receipt by the Escrow Agent of a certificate from an entity certifying that (i) such entity regularly engages in the business of serving as inspector of elections for companies whose securities are publicly traded, and (ii) either (a) the holders of record of [90%] of the IPO Shares of record as of a record date established in accordance with the applicable provisions of the Companies Law (2009 Revision) of the Cayman Islands (the “Companies Law”), have voted in favor of such amendment or modification or (b) the holders of record of [90%] of the IPO Shares of record as of a record date established in accordance with the applicable provisions of the Companies Law have delivered to such entity a signed writing approving such amendment or modification.

6.4.           Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6.           Notices.  Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two business days after the date of mailing, as follows:

If to the Company, to:

Prime Acquisition Corp.
No. 322, Zhongshan East Road
Shijiazhuang
Hebei Province, 050011 China
Attn: William Tsu-Cheng Yu, President

If to an Initial Shareholder, to his address set forth in Schedule A.

and if to the Escrow Agent, to:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York  10038
Attn:    [__________]

A copy of any notice sent hereunder shall be sent to (but which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn:    Mitchell S. Nussbaum, Esq.

and:
Chardan Capital Markets, LLC
17 State Street
Suite 1600
New York, N.Y. 10004
Attn: Kerry Propper, Chief Executive Officer

and:
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, NY 10017
Attn: Kenneth R. Koch, Esq.

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7.           Liquidation of Company.  The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Registration Statement.

- Signature page of the Company immediately follows -

WITNESS the execution of this Agreement as of the date first above written.

PRIME ACQUISITION CORP.

By:
Name:
Title:

- Signature page of Initial Shareholders immediately follows -

Escrow Agreement

WITNESS the execution of this Agreement as of the date first above written.

INITIAL SHAREHOLDERS:

Yong Hui Li

Diana Chia-Huei Liu

THE SHODAN COMPANY

Name:
Title:

William Tsu-Cheng Yu

PUWAY LTD.

Name:
Title:

Joseph Liu

Steven Liu

Olivia Yu

Joyce Liu

- Signature page of Escrow Agent immediately follows -

Escrow Agreement

WITNESS the execution of this Agreement as of the date first above written.

AMERICAN STOCK TRANSFER
& TRUST COMPANY, as Escrow Agent

By:
Name:
Title:

Escrow Agreement

SCHEDULE A

First Escrow

Name and Address of Initial Shareholder	Number of Shares		Stock Certificate Numbers	Number of Warrants		Date of Insider Letter

Yong Hui Li	195,500	(1)	[____]	97,750	(7)	[_____	]

Diana Chia-Huei Liu	234,600	(2)	[____]	117,300	(8)	[_____	]

The Shodan Company	101,660	(3)	[____]	50,830	(9)	[_____	]

William Tsu-Cheng Yu	101,660	(3)	[____]	50,830	(9)	[_____	]

Puway Ltd.	78,200	(4)	[____]	39,100	(10)	[_____	]

Joseph Liu	27,370	(5)	[____]	13,685	(11)	[_____	]

Steven Liu	27,370	(5)	[____]	13,685	(11)	[_____	]

Olivia Yu	7,820	(6)	[____]	3,910	(12)	[_____	]

Joyce Liu	7,820	(6)	[____]	3,910	(12)	[_____	]

Second Escrow

Name and Address of Initial Shareholder	Number of Shares		Stock Certificate Numbers	Number of Warrants		Date of Insider Letter

Yong Hui Li	195,500	(1)	[____]	97,750	(7)	[_____	]

Diana Chia-Huei Liu	234,600	(2)	[____]	117,300	(8)	[_____	]

The Shodan Company	101,660	(3)	[____]	50,830	(9)	[_____	]

William Tsu-Cheng Yu	101,660	(3)	[____]	50,830	(9)	[_____	]

Puway Ltd.	78,200	(4)	[____]	39,100	(10)	[_____	]

Joseph Liu	27,370	(5)	[____]	13,685	(11)	[_____	]

Steven Liu	27,370	(5)	[____]	13,685	(11)	[_____	]

Olivia Yu	7,820	(6)	[____]	3,910	(12)	[_____	]

Joyce Liu	7,820	(6)	[____]	3,910	(12)	[_____	]

(1) Up to 25,500 shares subject to forfeiture pursuant to Section 3.1.
(2) Up to 30,600 shares subject to forfeiture pursuant to Section 3.1.
(3) Up to 13,260 shares subject to forfeiture pursuant to Section 3.1.
(4) Up to 10,200 shares subject to forfeiture pursuant to Section 3.1.
(5) Up to 3,570 shares subject to forfeiture pursuant to Section 3.1.
(6) Up to 1,020 shares subject to forfeiture pursuant to Section 3.1.
(7) Up to 12,750 shares subject to forfeiture pursuant to Section 3.1.
(8) Up to 15,300 shares subject to forfeiture pursuant to Section 3.1.
(9) Up to 6,630 warrants subject to forfeiture pursuant to Section 3.1.
(10) Up to 5,100 warrants subject to forfeiture pursuant to Section 3.1.
(11) Up to 1,785 warrants subject to forfeiture pursuant to Section 3.1.
(12) Up to 510 warrants subject to forfeiture pursuant to Section 3.1.

EXHIBIT A

Escrow Agent Fees

Description	Amount ($)

Fee for acting as Escrow Agent	[_____]